SECOND AMENDMENT TO THE

MORRISON RETIREMENT PLAN

(As amended and restated effective January 1, 2005)

THIS SECOND AMENDMENT is made on this 8th day of July, 2008, by RUBY TUESDAY, INC. (the “Primary Sponsor”), a corporation organized and existing under the laws of the State of Georgia.

INTRODUCTION:

WHEREAS, the Primary Sponsor maintains the Morrison Retirement Plan (the “Plan”), which was last amended and restated by indenture dated November 1, 2004 and was subsequently amended by the First Amendment thereto, effective as of February 1, 2007; and

WHEREAS, the Primary Sponsor now desires to amend the Plan to reflect changes required or permitted by the Pension Protection Act of 2006; to update the Plan for final Treasury regulations issued under Section 415 of the Internal Revenue Code, which are generally effective for limitation years beginning on or after July 1, 2007; and to reflect other changes in the law for which Plan amendments are required as indicated by the 2007 cumulative list of changes in plan qualification requirements published by the Internal Revenue Service under Revenue Procedure 2007-44.

NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan, effective July 1, 2008, except as otherwise provided herein, as follows:

1.	By adding the following language to the end of Section 1.1:

“Notwithstanding anything in this Section to the contrary, if the Plan’s Funding Target Attainment Percentage is less than sixty percent (60%) for any Plan Year, no benefits will accrue under the Plan for any Participant as of the valuation date for such Plan Year, unless during such Plan Year, the Plan Sponsor makes a contribution to the Trust (in addition to any minimum required contribution under Code Section 430) equal to the amount sufficient to result in a Funding Target Attainment Percentage of sixty percent (60%) or greater. For purposes of the immediately preceding sentence, no “prefunding balance” (as defined in Code Section 430(f)(6)) or “funding standard carryover balance” (as defined in Code Section 430(f)(7)) may be used to satisfy the contribution to the Trust.”

2.         By deleting existing Section 1.2(b) in its entirety and by substituting therefor the following:

“(b)     For purposes of calculating the present value and distributing a Participant’s Accrued Benefit in the form of a lump sum, the Actuarial Equivalent shall be determined by using the applicable interest rate and applicable mortality table designated by the Secretary of the Treasury under Code Section 417(e)(3).”

3.         By deleting existing Section 1.2(d) in its entirety and by substituting therefor the following:

“(d)     [Reserved.]”

4.         By deleting, effective July 1, 2008, the existing Section 1.6(a) and by substituting therefor the following:

“(a)      for purposes of applying the benefit limits in Appendix A, Annual Compensation:

(1)        shall be measured for the limitation year;

(2)        shall include compensation paid following severance from employment if such compensation is for services during or outside the Employee’s regular working hours, commissions, bonuses, or other similar payments and the compensation would have been paid to the Employee prior to severance from employment if the Employee had continued in employment with the Plan Sponsor or an Affiliate, in accordance with Treasury Regulations Section 1.415(c)-2(e)(3)(ii); and

(3)        shall not include any other post-severance compensation.”

5.         By deleting the existing Section 1.16 and by substituting therefor the following:

“1.16   ‘Distributee’ means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse. Effective for distributions made on and after January 1, 2008, a non-spouse Beneficiary of a deceased Participant who is either an individual or an irrevocable trust, where the beneficiaries of such trust are identifiable and the trustee provides the Plan Administrator with a final list of trust beneficiaries or a copy of the trust document by October 31 of the year following the Participant’s death, shall be a Distributee with regard to the interest of the deceased Participant, but only if the Eligible Rollover Distribution is transferred in a direct trustee-to-trustee transfer to an Eligible Retirement Plan which is an individual retirement account described in Code Section 408(a) or an individual retirement account described in Code Section 408(b) (other than an endowment contract).”

6.         By deleting the existing Section 1.22 and by substituting therefor the following:

“1.22   ‘Eligible Retirement Plan’ means any of the following that will accept a Distributee’s Eligible Rollover Distribution:

(a)      an individual retirement account described in Code Section 408(a);

(b)      an individual retirement annuity described in Code Section 408(b) (other than an endowment contract);

(c)       an annuity plan described in Code Section 403(a) or an annuity contract described in Code Section 403(b), unless the Distributee is a non-spouse Beneficiary of a deceased Participant;

(d)       a qualified trust described in Code Section 401(a), unless the Distributee is a non-spouse Beneficiary of a deceased Participant; or

(e)       an eligible plan under Code Section 457(b) which is maintained by a state or political subdivision of a state, or any agency or instrumentality of a state or political subdivision and which agrees to separately account for amounts transferred into such plan from this Plan, unless the Distributee is a non-spouse Beneficiary of a deceased Participant.

If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account (as defined in Code Section 402A), an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account and a Roth IRA.”

7.         By deleting the existing Section 1.23 and by substituting therefor the following:

“1.23   ‘Eligible Rollover Distribution’ means any distribution of all or any portion of the Distributee’s Accrued Benefit, except that an Eligible Rollover Distribution does not include:

(a)       any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years of more;

(b)       any distribution to the extent such distribution is required under Code Section 401(a)(9);

(c)       any distribution which is made upon hardship of the Employee;

(d)       except as otherwise provided in this Section, the portion of any distribution that is not includable in gross income (determined without regard to the exclusions for net unrealized appreciation with respect to employer securities); and

(e)       if the Distributee is a non-spouse Beneficiary of a deceased Participant, any distribution other than a direct trustee-to-trustee transfer to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract).

‘Eligible Rollover Distribution’ shall include any portion of the distribution that is not includable in gross income provided such amount is distributed directly to one of the following:

(i)        an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract); or

(ii)       a qualified trust as described in Code Section 401(a) or an annuity contract described in Code Section 403(b), but only to the extent that

(A)      the distribution is made in a direct trustee-to-trustee transfer; and

(B)      the transferee trust or contract provides for separate accounting for amounts so transferred (and earnings thereon), including separately accounting for the portion of the distribution which is includable in income and the portion which is not includable in income.”

8.         By adding the following new Section 1.27A, as follows:

“1.27A‘Funding Target Attainment Percentage’ means, for a Plan Year, the ratio (expressed as a percentage) which:

(a)       the value of Plan assets for the Plan Year, reduced by any prefunding balance (as defined in Code Section 430(f)(6)) and any funding standard carryover balance (as defined in Code Section 430(f)(7)), bears to

(b)       the present value of all benefits accrued or earned under the Plan as of the beginning of the Plan Year.

Notwithstanding the foregoing, (1) the amounts in Subsections (a) and (b) of this Section shall be increased by the aggregate amount of purchases of annuities for Employees other than highly compensated employees (within the meaning of Code Section 414(q)) which were made by the Plan during the two Plan Years preceding the year for which the Funding Target Attainment Percentage is being determined, and (2) the amount in Subsection (a) shall be increased by any security provided by a Plan Sponsor consisting of (A) a bond issued by a corporate surety company that is an acceptable surety for purposes of Section 412 of ERISA, (B) cash, or United States obligations which mature in 3 years or less, held in escrow by a bank or similar financial institution, or (C) such other form of security as is satisfactory to the Secretary of the Treasury and the parties involved.”

9.         By adding, effective for distributions with annuity starting dates on and after July 1, 2008, the following new Section 1.39B, as follows:

“1.39B‘Qualified Optional Survivor Annuity’ means a joint and survivor annuity elected under Section 6.2(b) (which is the Actuarial Equivalent of the Participant’s vested Accrued Benefit and as to which the Participant’s spouse is his Beneficiary), payable in monthly installments, which is an immediate annuity for the life of the Participant with a survivor annuity for the life of his spouse which is 75% of the amount of the annuity payable during the joint lives of the Participant and his spouse.”

10.       By deleting the existing Section 3.1 in its entirety and by substituting therefor the following:

“3.1     (a)       Minimum Funding. It is the Primary Sponsor’s intention that unless a waiver of the minimum funding standards described in ERISA Section 302 or Code Section 412 is obtained, each Plan Sponsor shall contribute to the Fund such amounts as are determined by the Actuary to be necessary to fund the benefits provided under the Plan. For this purpose, the Plan Administrator shall establish funding standards for the Plan, which shall be maintained by the Actuary, who will be responsible for determining that such standards meet the funding requirements described in ERISA Section 302, Code Section 412, and Code Section 430.

(b)       Forfeitures. All forfeitures arising under the Plan shall be used to reduce the cost of the Plan and shall not be used to increase any benefits payable under the Plan.

(c)       Additional Funding. Notwithstanding the other provisions of this Section 3.1, each Plan Sponsor shall have the right, but not the obligation, to contribute such additional amounts as it, in its sole discretion, deems necessary or desirable to maintain the actuarial soundness of the Plan, and a Plan Sponsor shall also have the right at any time to discontinue contributions hereunder.”

11.       By adding the following new Section 3.3, as follows:

“3.3     Waiver of Plan Sponsor Contributions. Notwithstanding anything herein to the contrary, contributions by a Plan Sponsor may be waived in whole or in part in any Plan Year during which a substantial business hardship has been sustained, as determined in writing by the Secretary of the Treasury pursuant to Code Section 412.”

12.       By deleting, effective for distributions with annuity starting dates on and after July 1, 2008, the existing Section 6.2(a) in its entirety and by substituting therefor the following:

“6.2   (a)      Any pension payable pursuant to the Plan shall be in the form of a Normal Fund Payment unless the Actuarial Equivalent of the Participant’s vested Accrued Benefit, expressed as a lump sum payment, exceeds $5,000 at the time he or his Beneficiary is entitled to the commencement of payments and he elects, during the applicable election period, not to receive the Normal Fund Payment by execution and delivery to the Plan Administrator of a form provided for that purpose by the Plan Administrator. For purposes of this Section, the term “applicable election period” shall mean, with respect to a Normal Fund Payment described in Subsection (a) or (b) of Plan Section 1.32, the 90-day period ending on the first date on which the Participant is entitled to payment, and with respect to a Normal Fund Payment described in Subsection (c) of Plan Section 1.32, the period which begins on the first day of the Plan Year during which an Eligible Employee becomes a Participant and which ends on the Participant’s death.  In the case of a married Participant, no election, other than the election of a Qualified Optional Survivor Annuity, shall be effective unless spousal consent is obtained in accordance with the provisions of Plan Section 1.8.

If an election is made, the Participant’s Accrued Benefit shall be paid in the form set forth in Subsection (b) of this Section chosen by the Participant by written instrument delivered to the Plan Administrator prior to the date payments are otherwise to commence.  Any waiver of a Normal Fund Payment under this Subsection (a), made prior to the first day of the Plan Year in which the Participant attains age 35 shall become invalid as of the first day of the Plan Year in which the Participant attains age 35, and provisions of this Subsection (a) shall apply unless a new waiver is obtained.”

13.      By deleting, effective for distributions with annuity starting dates on and after July 1, 2008, the existing Section 6.2(b)(3) in its entirety and by substituting therefor the following:

“(3)     A 100/75 percent joint and survivor annuity providing for monthly payments, the value of which shall be the Actuarial Equivalent of the Participant’s Accrued Benefit as of the date on which he is entitled to the commencement of payment.  This is an actuarially reduced pension payable to and during the lifetime of the Participant with the provision that, after his death, a pension equal to seventy-five percent (75%) of his reduced pension shall be payable to and during the lifetime of the joint annuitant selected by the Participant. If the joint annuitant is the Participant’s spouse, then this form of payment is a Qualified Optional Survivor Annuity;”

14.       By deleting the existing Section 6.8 in its entirety and by substituting therefor the following:

“6.8     Restrictions on Payments to Highly Compensated Employees.

(a)       Notwithstanding anything contained to the contrary in this Plan, the annual payments to a Participant who is among the twenty-five (25) highly compensated employees (within the meaning of Code Section 414(q)) who receive during their most recent year of employment with a Plan Sponsor the greatest Annual Compensation (determined without regard to the Annual Compensation Limit) shall not exceed an amount equal to the payments that would be made on behalf of the Participant under a single life annuity that is the Actuarial Equivalent of the sum of the Participant’s Accrued Benefit and the Participant’s “other benefits” under the Plan. For purposes of this Section, ‘other benefits’ includes loans in excess of the amounts set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living Participant, and any death benefit which is payable from the Plan not provided for by insurance on the Participant’s life.

(b)       The restrictions of this Section will not apply, however, if:

(1)       after payment to a Participant described in this Section of all benefits described in this Section, the value of the Fund equals or exceeds 110%

of the value of the Plan’s current liabilities, as defined in Code Section 412(1)(7) or any successor provision pursuant to Treasury Regulations under Code Section 401(a)(4);

(2)       the value of the benefits described in this Section for a Participant described in this Section is less than one percent (1%) of the value of the Plan’s current liabilities, as defined in Code Section 412(l)(7) or any successor provision pursuant to Treasury Regulations under Code Section 401(a)(4);

(3)       the value of the benefits for a Participant described in this Section does not exceed $5,000; or

(4)       the Plan has terminated and the benefit received by the Participant is non-discriminatory under Code Section 401(a)(4).

(c)       Furthermore, the restrictions of this Section will not apply if, prior to the receipt of the otherwise restricted amount, the Participant enters into a written agreement with the Plan Administrator to secure repayment to the Plan of the otherwise restricted amount. The otherwise restricted amount is the excess of the amounts distributed to the Participant (accumulated with reasonable interest) over the amounts that could have been distributed to the Participant under Subsection (a) above (accumulated with reasonable interest). The Participant may secure repayment of the otherwise restricted amount upon distribution by:

(1)       Entering into an agreement for promptly depositing in escrow with an acceptable depositary property having a fair market value equal to at least one hundred twenty-five percent (125%) of the otherwise restricted amount;

(2)       Providing a bank letter of credit in an amount equal to at least one hundred percent (100%) of the otherwise restricted amount; or

(3)       Posting a bond equal to at least one hundred percent (100%) of the otherwise restricted amount.”

15.       By adding the following new Section 6.10, as follows:

“6.10   Limitations on Accelerated Benefit Distributions. Notwithstanding any provision of the Plan to the contrary:

(a)       If the Plan’s Funding Target Attainment Percentage for any Plan Year is less than sixty percent (60%), the Plan shall not make any Prohibited Payment after the valuation date for such Plan Year.

(b)       If the Plan’s Funding Target Attainment Percentage is at least sixty percent (60%), but less than eighty percent (80%), the Plan may not make any Prohibited

Payment after the valuation date for such Plan Year to the extent the amount of such Prohibited Payment exceeds the lesser of:

(1)       fifty percent (50%) of the amount of the payment which could be made without regard to this Subsection; or

(2)       the present value (determined under guidance prescribed by the Pension Benefit Guaranty Corporation, using the interest and mortality assumptions under Code Section 417(e)) of the maximum guarantee with respect to the Participant under ERISA Section 4022;

(1)       provided, however, that only one payment under this Subsection may be made to a Participant, his Beneficiary and his ‘alternate payee’ (as defined in Code Section 414(p)) under a “qualified domestic relations order” (as defined in Code Section 414(p)) with respect to such Participant’s Accrued Benefit for any period of consecutive Plan Years to which the limitation of this Subsection applies. The allocation of the payment among the Participant, his Beneficiary, and his alternate payee shall be in the same manner as the allocation of the Accrued Benefit, unless the qualified domestic relations order provides otherwise.

(c)       If the Primary Sponsor is a debtor in a case under Title 11 of the United States Code or similar Federal or state law, the Plan may not pay any Prohibited Payment until either (1) the Primary Sponsor ceases to be a debtor in any such case, or (2) the Actuary certifies that the Funding Target Attainment Percentage of the Plan is not less than one hundred percent (100%).

(d)       For purposes of this Section, a ‘Prohibited Payment’ means:

(1)       Any payment in excess of the monthly amount paid under a single life annuity (plus any social security supplements described in the last sentence of Code Section 411(a)(9)), to any Participant or Beneficiary whose annuity starting date occurs during any period that a limitation under this Section is in effect;

(2)       Any payment for the purchase of an irrevocable commitment from an insurer to pay benefits; or

(3)       Any other payment specified in regulations issued by the Secretary of the Treasury under Code Section 436(d)(5)(C).”

16.       By deleting the existing Section 13.1 in its entirety and by substituting therefor the following:

“13.1   Right to Amend or Terminate Plan. The Primary Sponsor reserves the right at any time to modify, amend, or terminate the Plan or the Trust in whole or in part by notice thereof in writing delivered to the Trustee; provided, however,

(a)       that the Primary Sponsor shall have no power to modify or amend the Plan in such manner as would cause or permit any portion of the funds held under the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or as would cause or permit any portion of any funds held under the Plan to become the property of a Plan Sponsor;

(b)       the duties or liabilities of the Trustee shall not be increased without the Trustee’s written consent; and

(c)       no amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become vested and nonforfeitable may take effect in any Plan Year if the Funding Target Attainment Percentage for the Plan Year is either

(1)       less than eighty percent (80%); or

(2)       eighty percent (80%) or more, but would be less than eighty percent (80%) if the benefits attributable to the amendment were taken into account in determining the Funding Target Attainment Percentage;

provided, however that the restriction in this Subsection shall not apply (i) as of the later of the first day of the Plan Year or the effective date of the amendment upon payment by the Plan Sponsor of a contribution to the Trust (in addition to any minimum required contribution under Code Section 430) equal to, in the case of Paragraph (1), the amount of the increase in the funding target of the Plan (under Code Section 430) for the Plan Year attributable to the amendment, or in the case of Paragraph (2), the amount sufficient to result in a Funding Target Attainment Percentage of eighty percent (80%) or greater; or (ii) to an amendment that increases benefits under a formula that is not based on a Participant’s compensation, but only if the rate of increase in benefits does not exceed the contemporaneous rate of increase in average wages of Participants covered by the amendment.

In the event of termination of the Plan, the benefit of each Participant who is a former or present highly compensated employee as defined in Code Section 414(q) is limited to a benefit that is non-discriminatory under Code Section 401(a)(4). No modifications or amendments shall have the effect of retroactively changing or depriving Participants or Beneficiaries of rights already accrued under the Plan. No Plan Sponsor other than the Primary Sponsor shall have the right to so modify, amend or terminate the Plan or the Trust.”

17.       By deleting the existing Appendix A in its entirety and substituting therefor the following:

“APPENDIX A

LIMITATION ON BENEFITS

SECTION 1

(a)        Notwithstanding any other provision of the Plan, in no event shall the annual pension benefit of a Participant attributable to Plan Sponsor contributions and payable as a straight life annuity at Normal Retirement Age exceed the lesser of (1) the dollar limit in effect under Code Section 415(b)(1)(A) $160,000, subject to adjustment in accordance with regulations issued by the Secretary of Treasury or other applicable provision of law, provided that any adjustment shall be effective as of January 1 of each calendar year and shall be applicable with respect to the limitation year ending with or within each calendar year or (2) 100% of the Participant’s average Annual Compensation for the three consecutive calendar years during which (A) he was a Participant and (B) his aggregate Annual Compensation from a Plan Sponsor was the highest (the ‘High Consecutive Three Years’). For purposes of determining a Participant’s High Consecutive Three Years, any ‘break in service,’ within the meaning of Treas. Reg. Section 1.415(b)-1(a)(5)(iii), will be disregarded.

(b)        Effective July 1, 2008, the limitations in Section 1(a) shall be adjusted annually permitting an increase in a Participant’s periodic payments effective for payments due on or after January 1 of the limitation year for which the increase in the limitation year is effective. The adjusted limitation in Section 1 shall be equal to the greater of the amount that would be permitted without regard to the adjustment multiplied by a fraction, the numerator of which is the limitation under Section 1(a)(1) or Section 1(a)(2), whichever is less, taking into account the adjustment and the denominator of which is the limitation in effect for the immediately preceding limitation year.

(1)       The limitation under Section 1(a)(1) shall be adjusted for each limitation year by multiplying the limitation applicable for the immediately preceding limitation year by an annual adjustment factor, with any result that is not a multiple of $5,000 rounded down to the next lowest multiple of $5,000. For purposes of this Section 1(b)(1), the “annual adjustment factor” is a fraction, the numerator of which is the value of the applicable index for the calendar quarter ending September 30 of the calendar year preceding the calendar year for which the adjustment is being made and the denominator of which is the value of such index for the calendar quarter beginning July 1, 2001; provided that if the fraction determined under this sentence is less than one (1), then such fraction shall be deemed to be equal to (1).

(2)       The limitation under Section 1(a)(2) shall be adjusted for each limitation year after the Participant’s termination of employment by multiplying the limitation applicable for the immediately preceding limitation year by an annual adjustment factor. For purposes of this Section 1(c), the ‘annual adjustment factor’ is a fraction, the numerator of which is the value of the ‘applicable index’ for the calendar quarter ending September 30 of the calendar year preceding the calendar year for which the adjustment is being made and the denominator of which is the value of such index for the September 30 of the calendar year prior to the calendar year used in the numerator; provided that if the fraction determined under this sentence is less than one (1), then such fraction shall be deemed to be equal to one (1) and the adjustment factor for future calendar years will be determined in accordance with revenue rulings, notices, or other published guidance prescribed by the Commissioner of the Internal Revenue Service and published in the Internal Revenue Bulletin. Any rehired Participant’s High Consecutive Three Years will be the amount determined under Section 1(a)(2) or, if greater, the amount determined under Treas. Reg. Section 1.415(d)-1(a)(2)(iii).

(3)       For purposes of this Section 1(b), the ‘applicable index’ is determined consistent with the procedures to adjust benefit amounts under Section 215(i)(2)(A) of the Social Security Act (92 P.L. 336).

(c)       For purposes of determining the annual pension benefit due to Plan Sponsor contributions, a Participant will be treated as having elected a straight life annuity for his own life commencing on the same date as the form of benefit chosen by the Participant, which annuity is the actuarial equivalent of the form of benefit chosen by the Participant.

(1)       For purposes of this Subsection (c), the actuarial equivalent of the Participant’s chosen form of benefit will be determined by whichever of the following factors results in the largest equivalent straight life annuity:

(A)      for benefits to which Code Section 417(e)(3) does not apply the actuarially equivalent straight life annuity benefit is the greater of:

(i)        the annual amount of the straight life annuity (if any) payable to the Participant under the Plan commencing at the same annuity starting date as the form of benefit payable to the Participant; or

(ii)       the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the form of benefit payable to the Participant, computed using a five percent (5%) interest assumption and the applicable mortality table described in Treas. Reg. Section 1.417(e)-1(d)(2) for that annuity starting date.

(B)      for benefits to which Code Section 417(e)(3) applies, the actuarial equivalent straight life annuity is the annual amount of the straight life annuity commencing at the annuity starting date that has the same actuarial present value as the particular form of benefit payable computed using whichever of the following factors yields the greatest benefit:

(i)        the interest rate and mortality table, or tabular factor, specified in the Plan;

(ii)       a five and a half percent (5.5%) interest rate assumption and the applicable mortality table for the distribution under Treas. Reg. Section 1.417(e)-1(d)(2); or

(iii)      the applicable interest rate for the distribution under Treas. Reg. Section 1.417(e)-1(d)(3) and the applicable mortality table for the distribution under Treas. Reg. Section 1.417(e)-1(d)(2), with the amount so computed divided by 1.05.

Notwithstanding the foregoing, for distributions to which Code Section 417(e)(3) applies which have annuity starting dates in the Plan Years beginning in 2004 or 2005, except as provided in Section 101(d)(3) of the Pension Funding Equity Act of 2004 (108 P.L. 218), the actuarial equivalent straight life annuity is the annual amount of the straight life annuity commencing at the annuity starting date that has the same actuarial present value as the particular form of benefit payable, computed using the interest rate and mortality table (or tabular factor) specified in the Plan or a five and a half percent (5.5%) interest rate assumption and the applicable mortality table for the distribution under Treas. Reg. Section 1.417(e)-1(d)(2), whichever yields the greater benefit.

(2)       For purposes of the adjustments under paragraph (1) of this Subsection (c) above, the following benefits are not taken into account:

(A)      Survivor benefits payable to a surviving spouse under a qualified joint and survivor annuity (as defined in Code Section 417(b)), whether or not such qualified joint and survivor annuity is paid in conjunction with some other form of benefit (such as a single-sum distribution), to the extent that such benefits would not be payable if the participant’s benefit were not paid in the form of a qualified joint and survivor annuity.

(B)      Ancillary benefits (other than a social security supplement described in Code Section 411(a)(9) and Treas. Reg. Section 1.411(a)-7(c)(4)) that are not directly related to retirement benefits, such as preretirement disability benefits not in excess of the qualified disability benefit, preretirement incidental death benefits (including a qualified preretirement survivor annuity), and post-retirement medical benefits.

(3)       Notwithstanding the preceding provisions of this Section 1, no adjustment is required to a benefit that is paid in a form that is not a straight life annuity to take into account the inclusion in that form of an automatic benefit increase feature if the benefit is paid in a form to which Code Section 417(e)(3) does not apply and the form of benefit, without regard to the automatic benefit increase feature, satisfies the requirements of Code Section 415(b) and this Appendix. If the form of benefit without regard to the automatic benefit increase feature is not a straight life annuity, then the limitations in Sections 1(a)(1) and (2) are applied by reducing the limitation applicable at the annuity starting date to an actuarially equivalent amount (determined using the assumptions specified in paragraph (1)(A)(ii) of this section) that takes into account the death benefits under the form of benefit (other than the survivor portion of a qualified joint and survivor annuity). For purposes of this paragraph (3), an “automatic benefit increase feature” is included in a form of benefit if that form provides for automatic, periodic increases to the benefits paid in that form, such as a form of benefit that automatically increases the benefit paid under that form annually according to a specified percentage or objective index, or a form of benefit that automatically increases the benefit paid in that form to share favorable investment returns on Plan assets.

SECTION 2

If annual pension benefits to a Participant commence before the Participant attains age 62, the limitation under Section 1(a)(1) of this Appendix shall be age-adjusted as provided in this Section 2. The age-adjusted limit is determined as the actuarial equivalent of the annual amount of a straight life annuity commencing on the annuity starting date that has the same actuarial present value as a deferred straight life annuity commencing at age 62, where annual payments under the straight life annuity commencing at age 62 are equal to the adjusted Section 1(a)(1) limitation and where the actuarial equivalent straight life annuity is computed assuming a five percent (5%) interest rate and the applicable mortality table that is effective for that annuity starting date under Treas. Reg. Section 1.417(e)-1(d)(2) (expressing the Participant’s age based on completed calendar months as of the annuity starting date). However, the age-adjusted limitation shall be less if the age-adjusted limitation described in the immediately preceding sentence is greater than the adjusted Section 1(a)(1) limitation multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan to the annual amount of the straight life annuity under the Plan commencing at age 62, with both annual amounts determined using the Plan factors for determining the Accrued Benefit of the Participant and without applying the limitation rules under this Appendix. No adjustment for mortality shall be taken into account in performing the first calculation required by this Section 2 to the extent permitted by Treas. Reg. Section 1.415(b)-1(d)(2). Notwithstanding any of the foregoing provisions of this Section 2 to the contrary, the age adjusted dollar limit may no decrease on account of an increase in age or the performance of additional service by the Participant.

SECTION 3

If annual pension benefits to a Participant commence after the Participant attains age 65, the limitation under Section 1(a)(1) of this Appendix shall be age-adjusted as provided in this Section 3. The age-adjusted limitation is determined as the actuarial equivalent of the annual amount of a straight life annuity commencing on the annuity starting date that has the same actuarial present value as a straight life annuity commencing at age 65, where annual payments under the straight life annuity commencing at age 65 are equal to the adjusted Section 1(a)(1) limitation and where the actuarial equivalent straight life annuity is computed using a five percent (5%) interest rate and the applicable mortality table under Treas. Reg. Section 417(e)-1(d)(2) that is effective for that annuity starting date (expressing the Participant’s age based on completed calendar months as of the annuity starting date). However, the age-adjusted limitation shall be less if the age-adjusted limitation described in the immediately preceding sentence is greater than the adjusted Section 1(a)(1) limitation multiplied by the adjustment ratio, which is equal to the ratio of the “adjusted immediately commencing straight life annuity” described in Treas. Reg. Section 1.415(b)-1(e)(ii) to the “adjusted age 65 straight life annuity” described in Treas. Reg. Section 1.415(b)-(1)(e)(iii). No adjustment for mortality shall be taken into account in performing the first calculation required by this Section 3 to the extent permitted by Treas. Reg. Section 1.415(b)-1(e)(2).

SECTION 4

In the case of a Participant who has less than ten (10) years of participation in the Plan, as determined under Treas. Reg. Section 1.415(b)-1(g), the limitation under Section 1(a)(1) of this Appendix shall be determined by multiplying the otherwise applicable limit by a fraction, the numerator of which is the number of years (or part thereof) of participation in the Plan and the denominator of which is ten (10). In the case of a Participant who has less than ten (10) years of Credited Service, the limitation under Section 1(a)(2) of this Appendix shall be determined by multiplying the otherwise applicable limit by a fraction, the numerator of which is the number of years of Credited Service (or part thereof) with a Plan Sponsor and the denominator of which is ten (10). Notwithstanding the above, in no event shall the limitations contained in this Subsection reduce the limitations referred to in Section 1(a) of this Appendix to an amount less than one-tenth (1/10) of the applicable limitation provided in Section 1(a) (as determined without regard to this Subsection). To the extent provided in regulations promulgated by the Secretary of the Treasury, this Section shall be applied separately with respect to each change in the benefit structure of the Plan.

SECTION 5

If a Participant is a participant in any other defined benefit pension plan sponsored by Plan Sponsor and its Affiliates, his pension benefit under that plan shall be aggregated with his projected benefit under the Plan to the extent required by Code Section 415(f) and the regulations thereunder, and his benefit under the Plan shall be reduced, if necessary, so that the aggregate of the benefits does not exceed the foregoing limitations.

SECTION 6

For purposes of this Appendix, the term ‘limitation year’ shall mean the Plan Year unless a Plan Sponsor elects, by adoption of a written resolution, to use any other twelve-month period in accordance with regulations issued by the Secretary of the Treasury.

SECTION 7

For purposes of applying the limitations of this Appendix, all defined benefit plans now or previously maintained or deemed to be maintained by a Plan Sponsor shall be treated as one defined benefit plan to the extent required by Code Section 415(f) and the regulations thereunder.

SECTION 8

In the event that the limitations set forth in this Appendix are exceeded with respect to a Participant for a particular limitation year, the Plan Administrator shall, in writing, direct the Trustee to take such actions as are permitted by the Internal Revenue Service for the correction of such errors as the Plan Administrator shall deem appropriate, specifying in each case the amount or amounts of contributions involved.

SECTION 9

For purposes of applying the limitations set forth in this Appendix, the term ‘Plan Sponsor’ shall be deemed to mean the Plan Sponsor, its Affiliates, and any other corporations which are members of the same controlled group of corporations (as described in Code Section 414(b), as modified by Code Section 415(h)) with a Plan Sponsor, any other trades or businesses under common control (as described in Code Section 414(c), as modified by Code Section 415(h)) with a Plan Sponsor, any other corporations, partnerships or other organizations which are members of an affiliated service group (within the meaning of Code Section 414(m)) with the Plan Sponsor and any other entity required to be aggregated with a Plan Sponsor pursuant to regulations under Code Section 414(o). For purposes of applying the limitations set forth in this Appendix, where a defined benefit plan provides for employee contributions, the annual benefit attributable to those contributions is not taken into account, but those contributions are considered a separate defined contribution plan maintained by the Plan Sponsor which is subject to the limitations set forth in this Appendix.

SECTION 10

Effective for the limitation year commencing July 1, 2008, the definition of Annual Compensation for a year that is used for purposes of applying the limitations of this Appendix shall not reflect Annual Compensation for a limitation year that is in excess of the Annual Compensation Limit that applies to that year. Notwithstanding the foregoing, the application of the rules under this Appendix shall not reduce the Accrued Benefit of a Participant determined under the provisions of the Plan addressing these annual limitations that were in effect immediately prior to the provisions of this Appendix. However, any additional accruals following July 1, 2008 shall not be recognized unless and until the sum of the Participant’s grandfathered benefit and additional future accruals satisfy the limitations under this Appendix.

SECTION 11

The provisions of this Appendix shall be construed in a manner consistent with the provisions of Treas. Reg. Section 1.415(a)-1 et. seq. and any successor guidance. The foregoing provisions of this Appendix shall be interpreted in a manner consistent with the corresponding provisions of Treas. Reg. Section 1.415(a)-1 et. seq. except to the extent such corresponding provisions suggest an alternative methodology. To the extent the foregoing provisions of this Appendix do not specify a method of application where more than one application is permissible, the default application under Treas. Reg. Section 1.415(a)-1 et. seq. shall apply.

SECTION 12

The provisions of this Appendix are generally effective July 1, 2008, except as otherwise provided in the foregoing provisions of this Appendix. The limitations set forth in the Plan prior to July 1, 2008 shall be applicable to limitation years ending prior to July 1, 2008, except to the extent expressly provided in the foregoing provisions of this Appendix.”

18.           By deleting the existing Section 2(c)(2) of Appendix B in its entirety and by substituting therefor the following:

“(2)     A year of service with a Plan Sponsor shall not be taken into account if:

(A) the Plan was not Top-Heavy for any Plan Year ending during that year of service,

(B)      that year of service was completed in a Plan Year beginning before January 1, 1984, or

(C)      no Key Employees or former Key Employees accrued a benefit during any Plan Year ending on that year of service.”

19.           By deleting from Section 6(a) of Appendix D the reference to “Treasury Regulation Section 1.401(a)(9)-1, Q&A-4” and substituting therefor a reference to “Treasury Regulation Section 1.401(a)(9)-4, Q&A-1.”

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Second Amendment.

IN WITNESS WHEREOF, the Primary Sponsor has caused this Second Amendment to be executed as of the day and year first above written.

RUBY TUESDAY, INC.

By: /s/ Samuel E. Beall, III

ATTEST:	Title: Chairman, Chief Executive Officer and President
/s/ Scarlett May

Title: VP, General Counsel and Secretary

[CORPORATE SEAL]